EXHIBIT E
                     IDENTIFICATION OF MEMBERS OF THE GROUP

                  Pursuant to Item 8 of Schedule 13G, set forth below are the identities of the members of the group reporting on this statement on Schedule 13G with respect to the Shares of the Issuer:

                    SOROS FUND MANAGEMENT LLC
                    GEORGE SOROS
                    STANLEY F. DRUCKENMILLER
                    QUANTUM INDUSTRIAL PARTNERS LDC
                    QIH MANAGEMENT INVESTOR, L.P.
                    QIH MANAGEMENT, INC.
                    DUQUESNE CAPITAL MANAGEMENT, L.L.C.